                                                                  EXHIBIT (d)(4)

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                              MANAGEMENT AGREEMENT

     THIS  MANAGEMENT  AGREEMENT  ("Agreement")  is  made  as of the  1st day of
August,  2008,  by and between  AMERICAN  CENTURY  CAPITAL  PORTFOLIOS,  INC., a
Maryland  corporation  (hereinafter called the "Company"),  and AMERICAN CENTURY
INVESTMENT  MANAGEMENT,  INC., a Delaware  corporation  (hereinafter  called the
"Investment Manager").

     WHEREAS,  a  majority  of those  members of the Board of  Directors  of the
Company  (collectively,  the  "Board  of  Directors",  and each  individually  a
"Director")  who are not "interested  persons" as defined in Investment  Company
Act (hereinafter  referred to as the "Independent  Directors"),  during its most recent annual evaluation of the terms of the Agreement pursuant to Section 15(c)
of the Investment  Company Act, has approved the continuance of the Agreement as it  relates  to each  series of shares of the  Company  set forth on  Schedule A attached hereto (the "Funds").

     WHEREAS,  the parties  hereto now desire to amend and restate the Agreement to reflect the effective date of the agreement.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

1.   INVESTMENT MANAGEMENT SERVICES.  The Investment Manager shall supervise the investments  of each class of each Fund. In such  capacity,  the Investment
     Manager  shall either  directly,  or through the  utilization  of others as contemplated by Section 7 below,  maintain a continuous  investment program for each Fund, determine what securities shall be purchased or sold by each
     Fund,  secure and  evaluate  such  information  as it deems proper and take whatever  action is  necessary  or  convenient  to perform  its  functions, including the placing of purchase and sale orders. In performing its duties hereunder,  the Investment Manager will manage the portfolio of all classes of shares of a particular Fund as a single portfolio.

2.   COMPLIANCE  WITH LAWS. All functions  undertaken by the Investment  Manager hereunder  shall at all times  conform to, and be in accordance  with,  any requirements imposed by:

     (a)  the Investment  Company Act and any rules and regulations  promulgated thereunder;

     (b)  any other applicable provisions of law;

     (c)  the Articles of  Incorporation  of the Company as amended from time to time;

     (d)  the Bylaws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

     (f)  the registration  statement(s) of the Company, as amended from time to time,  filed  under  the  Securities  Act of 1933  and the  Investment
          Company Act.

3.   BOARD  SUPERVISION.  All  of the  functions  undertaken  by the  Investment
     Manager  hereunder  shall at all times be subject to the  direction  of the
     Board of Directors,  its executive committee,  or any committee or officers of the Company acting under the authority of the Board of Directors.

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                                       AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

4.   PAYMENT OF EXPENSES. The Investment Manager will pay all of the expenses of each class of each Fund, other than interest, taxes, brokerage commissions, extraordinary  expenses, the fees and expenses of the Independent Directors
     (including  counsel  fees),  and expenses  incurred in connection  with the provision of shareholder  services and  distribution  services under a plan adopted  pursuant  to Rule 12b-1  under the  Investment  Company  Act.  The
     Investment  Manager will  provide the Company with all physical  facilities and personnel  required to carry on the business of each class of each Fund that it shall manage,  including  but not limited to office  space,  office furniture,  fixtures and equipment,  office supplies, computer hardware and software and salaried and hourly paid personnel. The Investment Manager may at its expense employ others to provide all or any part of such  facilities and personnel.

5.   ACCOUNT  FEES.  The  Company,  by  resolution  of the  Board of  Directors, including a majority of the  Independent  Directors,  may from time to time authorize the  imposition of a fee as a direct charge  against  shareholder accounts of any class of one or more of the Funds,  such fee to be retained by the Company or to be paid to the Investment  Manager to defray  expenses which would otherwise be paid by the Investment  Manager in accordance with the provisions of paragraph 4 of this Agreement.  At least sixty days prior written  notice  of the  intent  to  impose  such  fee must be given to the shareholders of the affected Fund or Fund class.

6.   MANAGEMENT FEES.

     (a)  In consideration of the services  provided by the Investment  Manager, each  class  of  each  Fund  shall  pay to the  Investment  Manager  a management fee that is calculated as described in this Section 6 using the fee schedules set forth on Schedule A.

     (b)  DEFINITIONS

          (1)  An  "INVESTMENT   TEAM"  is  the  Portfolio   Managers  that  the
               Investment Manager has designated to manage a given portfolio.

          (2)  An   "INVESTMENT   STRATEGY"  is  the   processes   and  policies
               implemented by the  Investment  Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "PRIMARY STRATEGY PORTFOLIO" is each Fund, as well as any other series of any other registered  investment  company for which the
               Investment Manager, or an affiliated  investment advisor,  serves
               as  the  investment   manager  and  for  which  American  Century
               Investment Services, Inc. serves as the distributor.

          (4)  A "SECONDARY  STRATEGY  PORTFOLIO"  of a Fund is another  account managed  by the  Investment  Manager  that is managed by the same
               Investment Team but is not a Primary Strategy Portfolio.

          (5)  The  "SECONDARY  STRATEGY SHARE RATIO" of a Fund is calculated by dividing  the net  assets  of the Fund by the sum of the  Primary
               Strategy Portfolios that share a common Investment Strategy.

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                                       AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

          (6)  The "SECONDARY  STRATEGY  ASSETS" of a Fund is the sum of the net
               assets of the Fund's Secondary Strategy Portfolios  multiplied by the Fund's Secondary Strategy Share Ratio.

          (7)  The "INVESTMENT  STRATEGY ASSETS" of a Fund is the sum of the net
               assets of the Fund and the Fund's Secondary Strategy Assets.

          (8)  The "PER ANNUM FEE DOLLAR AMOUNT" is the dollar amount  resulting from applying the  applicable  Fee Schedule for a class of a Fund using the Investment Strategy Assets.

          (9)  The "PER ANNUM FEE RATE" for a class of a Fund is the  percentage rate that results from  dividing the Per Annum Fee Dollar  Amount for the class of a Fund by the Investment  Strategy Assets of the
               Fund.

     (c)  DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each Fund shall accrue a fee calculated by  multiplying  the Per Annum
          Fee Rate for that  class by the net  assets  of the class on that day, and further dividing that product by 365 (366 in leap years).

     (d)  MONTHLY  MANAGEMENT  FEE  PAYMENT.  On the first  business day of each month,  each  class of each Fund shall pay the  management  fee to the
          Investment  Manager for the previous  month.  The fee for the previous month shall be the sum of the Daily  Management Fee  Calculations  for
          each calendar day in the previous month.

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors shall  determine to issue any  additional  series or classes of shares for  which  it is  proposed  that  the  Investment  Manager  serve  as investment  manager,  the Company and the Investment Manager may enter into an  Addendum  to this  Agreement  setting  forth  the name of the series  and/or  class,  the Fee Schedule for each and such other terms and  conditions  as are  applicable  to the  management of such series and/or  classes,  or,  in  the  alternative,  enter  into  a  separate management  agreement that relates  specifically to such series and/or classes of shares.

7.   SUBCONTRACTS.  In rendering  the  services to be provided  pursuant to this
     Agreement,  the  Investment  Manager  may,  from  time to time,  engage  or associate  itself  with  such  persons  or  entities  as it  determines  is necessary or convenient in its sole  discretion  and may contract with such
     persons  or  entities  to  obtain  information,   investment  advisory  and
     management services, or such other services as the Investment Manager deems appropriate.  Any fees,  compensation  or  expenses  to be paid to any such person or entity shall be paid by the Investment Manager, and no obligation to such person or entity  shall be incurred on behalf of the  Company.  Any arrangement  entered into pursuant to this paragraph  shall,  to the extent required  by law,  be subject to the  approval  of the Board of  Directors, including a majority of the Independent Directors,  and the shareholders of the Company.

8.   CONTINUATION OF AGREEMENT.  This Agreement shall become  effective for each
     Fund as of the date first set forth above and shall  continue in effect for each Fund until August 1, 2009,  unless sooner  terminated  as  hereinafter provided,  and shall  continue in effect from year to year  thereafter  for each Fund only as long as such  continuance  is  specifically  approved  at least

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                                       AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

     annually  (i) by either the Board of Directors or by the vote of a majority of the outstanding  voting securities of such Fund, and (ii) by the vote of a  majority  of the  Directors  who are not  parties  to the  Agreement  or interested  persons of any such party,  cast in person at a meeting  called for the purpose of voting on such approval.  The annual approvals  provided for herein shall be effective to continue this  Agreement from year to year if given  within a period  beginning  not more than 90 days prior to August
     1st of each applicable  year,  notwithstanding  the fact that more than 365 days may have elapsed since the date on which such approval was last given.

9.   TERMINATION. This Agreement may be terminated, with respect to any Fund, by the Investment  Manager at any time without penalty upon giving the Company
     60 days' written notice,  and may be terminated,  with respect to any Fund, at any time  without  penalty  by the  Board of  Directors  or by vote of a majority of the outstanding voting securities of each class of each Fund on
     60 days' written notice to the Investment Manager.

10.  EFFECT OF ASSIGNMENT.  This Agreement  shall  automatically  terminate with respect  to any  Fund in the  event  of its  assignment  by the  Investment
     Manager.  The term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Investment Company Act.

11.  OTHER  ACTIVITIES.  Nothing herein shall be deemed to limit or restrict the right of the  Investment  Manager,  or the  right  of any of its  officers, directors or employees (who may also be a director,  officer or employee of the  Company),  to  engage  in any other  business  or to  devote  time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

12.  STANDARD OF CARE. In the absence of willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the  Investment  Manager,  it, as an  inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13.  SEPARATE AGREEMENT.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of an investment  company  as a separate  investment  company.  Accordingly,  the parties  hereto  hereby  acknowledge  and agree that,  to the extent deemed appropriate and consistent with the Investment  Company Act, this Agreement shall be deemed to constitute a separate  agreement  between the Investment
     Manager and each Fund.

14.  USE OF THE NAME "AMERICAN  CENTURY".  The name  "American  Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive  license for, the use by the Company of the name  "American  Century"  in the name of the  Company  and any Fund.  Such consent and non-exclusive  license may be revoked by ACPH in its discretion if ACPH, the Investment  Manager, or a subsidiary or affiliate of either of them is not employed as the  investment  adviser of each Fund. In the event of such  revocation,  the  Company  and each Fund using the name  "American
     Century" shall cease using the name  "American  Century"  unless  otherwise consented to by ACPH or any successor to its interest in such name.

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                                       AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their respective duly authorized  officers as of the day and year first above written.

AMERICAN CENTURY INVESTMENT                AMERICAN CENTURY CAPITAL
    MANAGEMENT, INC.                          PORTFOLIOS, INC.

/s/ Otis H. Cowan                          /s/ Charles A. Etherington
------------------------------------       -------------------------------------
OTIS H. COWAN                              CHARLES A. ETHERINGTON
Vice President                             Senior Vice President

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                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                                   SCHEDULE A

                                  FEE SCHEDULES

===================== ==================== ================================================================
                          Investment
       Series           Strategy Assets                            Fee Schedule by Class
===================== ==================== ----------------------------------------------------------------
                                                     Institu-
                                           Investor   tional   Advisor     A       B        C         R
===================== ==================== ========= ========= ======== ======== ======== ======== ========
Value Fund            First $2.5 billion   1.000%    0.800%    n/a      1.000%   1.000%   1.000%   1.000%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $2.5 billion    0.950%    0.750%    n/a      0.950%   0.950%   0.950%   0.950%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $2.5 billion    0.900%    0.700%    n/a      0.900%   0.900%   0.900%   0.900%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Over $7.5 billion    0.850%    0.650%    n/a      0.850%   0.850%   0.850%   0.850%
--------------------- -------------------- --------- --------- -------- -------- -------- -------- --------
Small Cap Value       First $2.5 billion   1.250%    1.050%    1.250%   n/a      n/a      n/a      n/a
  Fund                -------------------- --------- --------- -------- -------- -------- -------- --------
                      Over $2.5 billion    1.000%    0.800%    1.000%   n/a      n/a      n/a      n/a
--------------------- -------------------- --------- --------- -------- -------- -------- -------- --------
Mid Cap Value Fund    All Assets           1.000%    0.800%    1.000%   n/a      n/a      n/a      1.000%
--------------------- -------------------- --------- --------- -------- -------- -------- -------- --------
Large Company         First $1.0 billion   0.900%    0.700%    n/a      0.900%   0.900%   0.900%   0.900%
   Value Fund         -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $4.0 billion    0.800%    0.600%    n/a      0.800%   0.800%   0.800%   0.800%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Over $5.0 billion    0.700%    0.500%    n/a      0.700%   0.700%   0.700%   0.700%
--------------------- -------------------- --------- --------- -------- -------- -------- -------- --------
Equity Income Fund    First $2.5 billion   1.000%    0.800%    n/a      1.000%   1.000%   1.000%   1.000%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $2.5 billion    0.950%    0.750%    n/a      0.950%   0.950%   0.950%   0.950%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $5.0 billion    0.900%    0.700%    n/a      0.900%   0.900%   0.900%   0.900%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $5.0 billion    0.850%    0.650%    n/a      0.850%   0.850%   0.850%   0.850%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Over $15.0 billion   0.800%    0.600%    n/a      0.800%   0.800%   0.800%   0.800%
--------------------- -------------------- --------- --------- -------- -------- -------- -------- --------
Equity Index Fund     First $1.0 billion   0.490%    0.290%    n/a      n/a      n/a      n/a      n/a
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $1.0 billion    0.470%    0.270%    n/a      n/a      n/a      n/a      n/a
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $1.0 billion    0.455%    0.255%    n/a      n/a      n/a      n/a      n/a
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $1.0 billion    0.445%    0.245%    n/a      n/a      n/a      n/a      n/a
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $1.0 billion    0.435%    0.235%    n/a      n/a      n/a      n/a      n/a
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Over $5.0 billion    0.430%    0.230%    n/a      n/a      n/a      n/a      n/a
--------------------- -------------------- --------- --------- -------- -------- -------- -------- --------
Real Estate Fund      First $100 million   1.200%    1.000%    n/a      1.200%   1.200%   1.200%   1.200%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $900 million    1.150%    0.950%    n/a      1.150%   1.150%   1.150%   1.150%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $1 billion      1.100%    0.900%    n/a      1.100%   1.100%   1.100%   1.100%
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Over $2 billion      1.050%    0.850%    n/a      1.050%   1.050%   1.050%   1.050%
--------------------- -------------------- --------- --------- -------- -------- -------- -------- --------
NT Mid Cap Value      All Assets           n/a       0.800%    n/a               n/a      n/a      n/a
   Fund
--------------------- -------------------- --------- --------- -------- -------- -------- -------- --------
NT Large Company      First $1.0 billion   n/a       0.700%    n/a      n/a      n/a      n/a      n/a
   Value Fund         -------------------- --------- --------- -------- -------- -------- -------- --------
                      Next $4.0 billion    n/a       0.600%    n/a      n/a      n/a      n/a      n/a
                      -------------------- --------- --------- -------- -------- -------- -------- --------
                      Over $5.0 billion    n/a       0.500%    n/a      n/a      n/a      n/a      n/a
===================== ==================== ========= ========= ======== ======== ======== ======== ========

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